EX-99.77Q2

             Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Registrant pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934 during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Registrant with respect to its most recent fiscal year, and any written representation referred to referred to in paragraph (b)(2)(i) of Item 405 of Regulation S-K, following is each person who, at any time during the fiscal year, was subject to section 16 of the Exchange Act with respect to the Registrant because of the requirements of section 30 of the Investment Company Act ("reporting person") that failed to file on a timely basis, as disclosed in the above Forms, reports required by section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years.

                                             Number of Late      Number of Transactions Not
Reporting Person                                Reports          Reported on a Timely Basis
-------------------------------------------------------------------------------------------
Leitner Michael E                                  2                          1
Pagel Eric Richard                                 1                          0
GMAM Investment Funds Trust II                     2                          2
Massachusetts Mutual Life Insurance Co.            1                          1
Tennenbaum Capital Partners, LLC                   1                          1
Michael E. Tennenbaum                              1                          1
David A Hollander                                  1                          1
Peyman S. Ardestani                                1                          1
Paul L. Davis                                      1                          1
Hugh Steven Wilson                                 1                          1
Gerald J. Lewis                                    1                          1